UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of Earliest Event Reported)

August 16, 2013

General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

110 N. Wacker Drive, Chicago, Illinois 60606

(Address of principal executive offices)  (Zip Code)

(312) 960-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02               DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

(b) On August 16, 2013, John G. Schreiber and Cyrus Madon tendered their resignations as directors of General Growth Properties, Inc. (the “Company”), effective August 20, 2013. At the time they tendered their resignations, Mr. Schreiber was chair of our Compensation Committee and Mr. Madon was a member of our Compensation Committee.

(d)  On August 22, 2013, the Company’s board of directors appointed Daniel B. Hurwitz and Brian Kingston to the board of directors of the Company.

Mr. Hurwitz is the chief executive officer of DDR Corp. (“DDR”), a position he assumed in January 2010. DDR is an owner and manager of value-oriented shopping centers. Mr. Hurwitz served as president and chief operating officer of DDR from May 2007 through December 2009 and as senior executive vice president and chief investment officer from May 2005 to May 2007.

Mr. Kingston is a senior managing partner at Brookfield Asset Management Inc. (“Brookfield”), and is global chief investment officer for Brookfield Property Group, a position he assumed in January 2013. Brookfield is a global alternative asset manager that owns and operates assets with a focus on property, renewable power, infrastructure and private equity. Mr. Kingston joined Brookfield in 2001 and held senior management positions within Brookfield and its affiliates, including mergers and acquisitions, merchant banking and real estate advisory services. From 2008 to 2012, Mr. Kingston held leadership roles for Brookfield in Australia, where Brookfield acquired and integrated property and infrastructure businesses.

Mr. Hurwitz and Mr. Kingston’s terms expire at the 2014 annual meeting of the Company’s stockholders. Mr. Hurwitz and Mr. Kingston are entitled to the same compensation, director indemnity and insurance and other benefits as are accorded to the non-employee directors of the Company as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 29, 2013.

There is no arrangement or understanding between Mr. Hurwitz and any other person pursuant to which he was elected as a director. Mr. Kingston was elected as a director pursuant to the Amended and Restated Cornerstone Investment Agreement between the Company and an affiliate of Brookfield (the “Investment Agreement”).  The description of the Investment Agreement in the Company’s Form 8-K filed November 12, 2010 is incorporated by reference herein.

There are no relationships between Mr. Hurwitz or Mr. Kingston and the Company or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release announcing the resignations of Mr. Schreiber and Mr. Madon and the appointments of Mr. Hurwitz and Mr. Kingston, a copy of which is being furnished as Exhibit 99.1 to this report, which is hereby incorporated and referenced.

Item 9.01 Exhibits

Exhibit No.	Description
99.1	Press release dated August 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

	By:	/s/ Stacie L. Herron
Stacie L. Herron, Vice President and Secretary

Date: August 22, 2013

EXHIBIT INDEX

Exhibit Number	Name
99.1	Press release dated August 22, 2013.